Exhibit 10.2

State Street Logo

As of June 27, 2005

Selective Insurance Company of America
Selective Insurance Group, Inc.
40 Wantage Avenue
Branchville, NJ  07890-1000

            RE:  Loan Facility

Ladies and Gentlemen:

            State Street Bank and Trust Company (the "Bank") has made available to Selective Insurance Company of America, a corporation organized under the laws of New Jersey (the "Company") and Selective Insurance Group, Inc., a corporation organized under the laws of New Jersey (the "Parent") (collectively, the Company and the Parent are hereinafter referred to as the "Borrower") an aggregate $20,000,000 revolving line of credit (the "Line of Credit") as described in a letter agreement dated March 3, 1997 (as amended, the "Letter Agreement").  All obligations of the Borrower arising under the Line of Credit are evidenced by a promissory note in the principal amount of $20,000,000 dated March 3, 1997 made by the Borrower to the order of the Bank (as amended, the "Note").

            The Borrower has requested, and the Bank has agreed pursuant to the terms hereof, to extend the Revolving Maturity Date, as defined in the Letter Agreement, as set forth hereinbelow.  The Borrower and the Bank have also agreed to make certain other amendments to the terms of the Letter Agreement as set forth hereinbelow.  Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower and the Bank hereby agree as follows:

         I.          Amendments to Letter Agreement

1.         Section 1 of the Letter Agreement is hereby amended by deleting the following therefrom:  "June 27, 2005" and substituting the following therefor:  "June 26, 2006".  All references to "Revolving Maturity Date" in the Letter Agreement, the Note or any related document shall hereafter be deemed to refer to June 26, 2006.

2.         Section 8(a)(ii) of the Letter Agreement is hereby amended by restating such Section 8(a)(ii) to read in its entirety as follows:

Selective Insurance Company of America

Selective Insurance Group, Inc.

As of June 27, 2005

"(ii)     the Combined Statutory Capital and Surplus of the Insurance Subsidiaries, as of the last day of any fiscal quarter, will not be less than $575,000,000;"

II.         Miscellaneous

            1.         As amended hereby, all terms and conditions of the Letter Agreement and Note remain in full force and effect and are ratified and affirmed as of the date hereof and extended to give effect to the terms hereof.

            2.         Each Borrower represents and warrants to the Bank as follows:  (a) no Event of Default has occurred and is continuing on the date hereof under the Letter Agreement or the Note; (b) each of the representations and warranties of the Borrowers contained in Paragraph 9 of the Letter Agreement is true and correct in all material respects on and as of the date of this letter amendment; (c) the execution, delivery and performance of each of this letter amendment, the Letter Agreement, as amended hereby, and the Note (collectively, the "Amended Documents") (i) are, and will be, within its corporate power and authority, (ii) have been authorized by all necessary corporate proceedings, (iii) do not, and will not, require any consents or approvals including from any governmental authority other than those which have been received, (iv) will not contravene any provision of, or exceed any limitation contained in, the charter documents or by-laws or other organizational documents of such Borrower or any law, rule or regulation applicable to such Borrower, (v) do not constitute a default under any other agreement, order or undertaking binding on such Borrower; (d) each of the Amended Documents constitutes the legal, valid, binding and enforceable obligation of such Borrower, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by general equitable principles; and (e) if the proceeds of any Revolving Loan are utilized to finance the purchase of the stock of the Parent, such use will be in compliance with Regulations U and X of the Board of Governors of the Federal Reserve System.

            3.         This letter amendment shall constitute an agreement executed under seal to be governed by the laws of The Commonwealth of Massachusetts.

Selective Insurance Company of America

Selective Insurance Group, Inc.

As of June 27, 2005

4.         This letter amendment may be executed in counterparts each of which shall be deemed to be an original document.

                                                                        Sincerely,

                                                                        STATE STREET BANK AND

                                                                        TRUST COMPANY

                                                                        By:  /s/ Edward M. Anderson

                                                                        Edward M. Anderson

                                                                        Vice President

Acknowledged and accepted:

SELECTIVE INSURANCE COMPANY OF AMERICA

By:  /s/ Dale A. Thatcher
Name: Dale A. Thatcher
Title: EVP, CFO and Treasurer

By:  /s/ Jennifer W. DiBerardino
Name: Jennifer W. DiBerardino
Title: VP and Assistant Treasurer

SELECTIVE INSURANCE GROUP, INC.

By:  /s/ Dale A. Thatcher
Name: Dale A. Thatcher
Title: EVP, CFO and Treasurer

By:  /s/ Jennifer W. DiBerardino
Name: Jennifer W. DiBerardino
Title: AVP and Assistant Treasurer